UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 300 Professional Drive,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Amendment of Senior Secured Credit Facilities
On February 29, 2024, Emergent BioSolutions Inc. (the “Company”) entered into a Forbearance Agreement and Sixth Amendment to Amended and Restated Credit Agreement (the “Forbearance Agreement and Amendment”), among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and certain lenders party thereto (the “Lenders”). The Forbearance Agreement and Amendment amends the Amended and Restated Credit Agreement, dated as of October 15, 2018, among the Company, the lenders party thereto from time to time and the Administrative Agent (as previously amended, modified and supplemented, the “Existing Credit Agreement”), relating to the Company’s senior secured credit facilities consisting of a senior revolving credit facility (the “Revolving Credit Facility”) and a senior term loan facility (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Senior Secured Credit Facilities”).
The Forbearance Agreement and Amendment amends the Existing Credit Agreement to, among other things, (a) provide that the Administrative Agent and the Lenders forbear from exercising all rights and remedies under the Existing Credit Agreement and the other related loan documents arising from the occurrence and continuation of certain specified events of default during a forbearance period (the “Forbearance Period”) between the forbearance effective date until the earlier to occur of (x) 5:00 p.m. on April 30, 2024 and (y) the occurrence of any event of default (other than the specified events of default) or default under the Forbearance Agreement and Amendment and notice by the Administrative Agent to the Company of the termination of the Forbearance Period and (b) provide consent by the required revolving credit lenders to make further loans to the Company or other extensions of credit to the credit parties during the Forbearance Period, notwithstanding the occurrence of the specified events of default, subject to certain conditions set forth in the Forbearance Agreement and Amendment, including a limit on Revolving Credit Facility indebtedness of $270 million.
The Forbearance Agreement and Amendment also amends (x) the interest rate benchmark in the definition of Applicable Margin from 6.00% per annum to 6.50% per annum with respect to SOFR Loans, Daily Simple SONIA Loans and Eurocurrency Rate Loans, (y) the mandatory prepayment threshold amount for unrestricted cash and cash equivalents from $125,000,000 to $100,000,000, and (z) the mandatory principal prepayment amount from 75% of all milestone payments received by the Company and its subsidiaries from certain project milestone payments to 100%.
Under the Forbearance Agreement and Amendment, the Company and the other guarantors have also agreed to cause Emergent BioSolutions Canada Inc. to (i) become a guarantor under the Senior Secured Credit Facilities and (ii) grant a security lien in all collateral owned by Emergent BioSolutions Canada Inc. (subject to the exclusions and exceptions specified in the Collateral Agreement) to the Administrative Agent. In addition, in connection with the entry into the Forbearance Agreement and Amendment, the Company paid a forbearance fee of approximately $1.2 million.
The foregoing description of the Forbearance Agreement and Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement and Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The Forbearance Agreement and Amendment contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, that are solely for the benefit of the parties to such agreement, and that may be subject to limitations agreed upon by the contracting parties. The Forbearance Agreement and Amendment is not intended to provide investors and the public with factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.
Item 2.02 Results of Operations and Financial Condition.
On March 6, 2024, the Company announced financial and operating results for the period ended December 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Form 8-K under the subheading “Amendment of Senior Secured Credit Facilities” is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.
On March 6, 2024, the Company will hold a conference call to discuss its financial and operating results for the period ended December 31, 2023. The Company will use presentation materials in connection with this conference call (the “Earnings Call Slides”), which will be posted on the Company’s website at www.emergentbiosolutions.com. A copy of the Earnings Call Slides is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Forbearance Agreement and Sixth Amendment to Amended and Restated Credit Agreement, dated February 29, 2024, among Emergent BioSolutions Inc., the guarantors party thereof, the lenders party thereof, and Wells Fargo Bank, National Association, as administrative agent.

99.1	Earnings press release issued by the Company on March 6, 2024.
99.2	Earnings Call Slides, dated March 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: March 6, 2024	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer